[CONFORMED COPY]


                AMENDED AND RESTATED PROXY AGREEMENT


          AMENDED AND RESTATED PROXY AGREEMENT, dated as of January 7, 1994, among VIACOM INC., a Delaware corporation ("Viacom"), and each other person and entity listed on the signature pages hereof
(each, a "Stockholder").

          WHEREAS, as of the date hereof each Stockholder owns (either beneficially or of record) the number of shares of common stock, par value $0.10 per share ("Blockbuster Common Stock"), of Blockbuster Entertainment Corporation, a Delaware corporation ("Blockbuster"), set forth opposite such Stockholder's name on Exhibit A hereto (all such shares and any shares hereafter acquired by the Stockholders prior to the termination of this Agreement being referred to herein as the "Shares");

          WHEREAS, Viacom and Blockbuster propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended from time to time, the "Merger Agreement"), which provides, upon the terms and subject to the conditions thereof, for the merger of Blockbuster with and into Viacom (the "Merger"); and

          WHEREAS, as a condition to the willingness of Viacom to enter into the Merger Agreement, Viacom has requested that each Stockholder agree, and, in order to induce Viacom to enter into the Merger Agreement, each Stockholder has agreed, severally and not jointly, to grant Viacom proxies to vote such Stockholder's Shares;

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and in the Merger Agreement, the parties hereto agree as follows:


                             ARTICLE I
                 REPRESENTATIONS AND WARRANTIES OF
                          THE STOCKHOLDERS


          Each Stockholder, severally and not jointly, hereby represents and warrants to Viacom as follows:

          SECTION 1.01. Due Organization, etc. Such Stockholder (if it is a corporation, partnership or other legal entity) is duly organized and validly existing under the laws of the jurisdiction of its incorporation or organization. Such Stockholder has full power and authority (corporate or otherwise) to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action (corporate or otherwise) on the part of such Stockholder. This Agreement has been duly executed and delivered by or on behalf of such Stockholder and, assuming its due authorization, execution and delivery by Viacom, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          SECTION 1.02. Title to Shares. Such Stockholder is the record or beneficial owner of its Shares free and clear of any proxy or voting restriction other than pursuant to this Agreement.


                             ARTICLE II
                   TRANSFER AND VOTING OF SHARES


          SECTION 2.01. Transfer of Shares. During the Proxy Term (as defined below), and except as otherwise provided herein, each Stockholder shall not (a) sell, pledge (other than Permitted Liens (as defined below)) or otherwise dispose of any of its Shares, (b) deposit its Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or grant any proxy with respect thereto or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer or other disposition of any Blockbuster Common Stock (other than, in the case of John J. Melk and Donald F. Flynn, the Amended and Restated Stockholders Stock Option Agreement, dated as of January 7, 1994, among Viacom and each other person and entity listed on the signature pages thereof). Exercise of rights or remedies pursuant to bona fide pledges of Shares to banks or other financial institutions ("Permitted Liens") are not restricted by this Agreement. Viacom acknowledges that 575,000 of the Shares owned by Dean L. Buntrock are subject to a pre-existing option and related pledge agreement granted to an unrelated third party.

          SECTION 2.02.  Voting of Shares; Further Assurances.
(a) Each Stockholder, by this Agreement, with respect to those Shares that it owns of record, does hereby constitute and appoint Viacom, or any nominee of Viacom, with full power of substitution, during and for the Proxy Term, as its true and lawful attorney and proxy, for and in its name, place and stead, to vote each of such Shares as its proxy, at every annual, special or adjourned meeting of the stockholders of Blockbuster (including the right to sign its name
(as stockholder) to any consent, certificate or other document relating to Blockbuster that the law of the State of Delaware may permit or require) (i) in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination between Blockbuster and any person or entity (other than the Merger) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Blockbuster under the Merger Agreement or which could result in any of the conditions to Blockbuster's obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter relating to consummation of the transactions contemplated by the Merger Agreement. Each Stockholder further agrees to cause the Shares owned by it beneficially to be voted in accordance with the foregoing.

          (b) For the purposes of this Agreement, "Proxy Term" shall mean the period from the execution of this Agreement until the termination of the Merger Agreement, and following termination of the Merger Agreement (other than a termination pursuant to Section 8.01(c) thereof), during such time as a Competing Transaction (as defined in the Merger Agreement) exists with respect to Blockbuster; provided that in no event shall the Proxy Term extend beyond the close of business on the 120th day following termination of the Merger Agreement.

          (c) Each Stockholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Viacom the power to carry out the provisions of this Agreement.


                            ARTICLE III
                         GENERAL PROVISIONS

          SECTION 3.01. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 3.02.  Entire Agreement.  This Agreement
constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

          SECTION 3.03. Assignment. This Agreement shall not be assigned by operation of law or otherwise.

          SECTION 3.04. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          SECTION 3.05. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

          SECTION 3.06. Governing Law. Except to the extent that Delaware Law is mandatorily applicable to the rights of the stockholders of Blockbuster, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be performed entirely within that state.

          SECTION 3.07. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                              VIACOM INC.


                              By   /s/ Sumner M. Redstone
                                   -------------------------
                                   Name:  Sumner M. Redstone
                                   Title: Chairman of the
                                          Board


                              PHILIPS ELECTRONICS N.V.


                              By   /s/ D.G. Eustace
                                   -------------------------
                                   Name:  D.G. Eustace
                                   Title: Executive Vice
                                          President

                                   Groenewoudseweg 1
                                   5621 BA
                                   Eindhoven, The Netherlands

                              WESTBURY (BERMUDA) LTD.


                              By   /s/ James Watt
                                   -------------------------
                                   Name:  James Watt
                                   Title: Vice President

                                   Victoria Hall
                                   11 Victoria Street
                                   P.O. Box HM 1065
                                   Hamilton HM EX
                                   Bermuda


                                   /s/ John J. Melk
                                   -------------------------
                                   John J. Melk
                                   c/o Blockbuster Entertainment
                                   Corporation
                                   One Blockbuster Plaza
                                   Fort Lauderdale, FL 33301



                                   /s/ Donald F. Flynn
                                   -------------------------
                                   Donald F. Flynn
                                   c/o Blockbuster Entertainment
                                   Corporation
                                   One Blockbuster Plaza
                                   Fort Lauderdale, FL 33301

                                   /s/ George D. Johnson, Jr.
                                   --------------------------
                                   George D. Johnson, Jr.
                                   c/o Blockbuster Entertainment
                                   Corporation
                                   One Blockbuster Plaza
                                   Fort Lauderdale, FL 33301



                                   /s/ Scott A. Beck
                                   --------------------------
                                   Scott A. Beck
                                   c/o Blockbuster Entertainment
                                   Corporation
                                   One Blockbuster Plaza
                                   Fort Lauderdale, FL 33301



                                   /s/ Harris W. Hudson
                                   --------------------------
                                   Harris W. Hudson
                                   529 Bontana Avenue
                                   Fort Lauderdale, FL 33301



                                   /s/ Bonnie J. Hudson
                                   --------------------------
                                   Bonnie J. Hudson
                                   529 Bontana Avenue
                                   Fort Lauderdale, FL 33301



                                   /s/ Peter Huizenga
                                   ---------------------------
                                   Peter Huizenga Trustee,
                                   Peter H. Huizenga Sr.
                                   Testamentary Trust
                                   c/o Blockbuster Entertainment
                                   Corporation
                                   One Blockbuster Plaza
                                   Fort Lauderdale, FL 33301



                                   /s/ Peter Huizenga
                                   ---------------------------
                                   Peter Huizenga
                                   c/o Blockbuster Entertainment
                                   Corporation
                                   One Blockbuster Plaza
                                   Fort Lauderdale, FL 33301

                                   /s/ Peter Huizenga
                                   ---------------------------
                                   Peter Huizenga Trustee,
                                   Elizabeth I. Huizenga Trust
                                   c/o Blockbuster Entertainment
                                   Corporation
                                   One Blockbuster Plaza
                                   Fort Lauderdale, FL 33301


                                   /s/ Peter Huizenga
                                   ---------------------------
                                   Peter Huizenga Trustee,
                                   Betsy Huizenga Trust
                                   c/o Blockbuster Entertainment
                                   Corporation
                                   One Blockbuster Plaza
                                   Fort Lauderdale, FL 33301



                                   /s/ Peter Huizenga
                                   ---------------------------
                                   Peter Huizenga Trustee,
                                   Greta Huizenga Trust
                                   c/o Blockbuster Entertainment
                                   Corporation
                                   One Blockbuster Plaza
                                   Fort Lauderdale, FL 33301



                                   /s/ Heidi Huizenga
                                   ---------------------------
                                   Heidi Huizenga Trustee,
                                   Peter Huizenga Jr. Trust
                                   c/o Blockbuster Entertainment
                                   Corporation
                                   One Blockbuster Plaza
                                   Fort Lauderdale, FL 33301



                                   /s/ Heidi Huizenga
                                   ---------------------------
                                   Heidi Huizenga Trustee,
                                   Timothy Huizenga Trust
                                   c/o Blockbuster Entertainment
                                   Corporation
                                   One Blockbuster Plaza
                                   Fort Lauderdale, FL 33301

                                   /s/ Dean L. Buntrock
                                   ---------------------------
                                   Dean L. Buntrock
                                   c/o Blockbuster Entertainment
                                   Corporation
                                   One Blockbuster Plaza
                                   Fort Lauderdale, FL 33301



                                   /s/ Rosemarie Buntrock
                                   ---------------------------
                                   Rosemarie Buntrock
                                   c/o Blockbuster Entertainment
                                   Corporation
                                   One Blockbuster Plaza
                                   Fort Lauderdale, FL 33301



                                   /s/ Rosemarie Buntrock
                                   ---------------------------
                                   Rosemarie Buntrock Trustee,
                                   Buntrock Family Video Trust
                                   c/o Blockbuster Entertainment
                                        Corporation
                                   One Blockbuster Plaza
                                   Fort Lauderdale, FL 33301

                             EXHIBIT A
                        List of Stockholders


                                        Number of Shares of
          Name of Stockholder           Blockbuster Common Stock

          Philips Electronics N.V.           17,245,211

          Westbury (Bermuda) Inc.             1,400,000

          John J. Melk                        5,217,196

          Donald F. Flynn                     4,398,119

          George D. Johnson, Jr.              2,827,465

          Scott A. Beck                       3,290,819

          Harris W. Hudson and
          Bonnie J. Hudson                      821,388

          Peter Huizenga, as trustee
          for Peter H. Huizenga
          Sr. Testamentary Trust              1,771,296

          Peter Huizenga                        431,390

          Peter Huizenga, as trustee
          for Elizabeth I. Huizenga Trust        50,000

          Peter Huizenga, as trustee
          for Betsy Huizenga Trust               20,800

          Peter Huizenga, as trustee
          for Greta Huizenga Trust               20,800

          Heidi Huizenga, as trustee
          for Peter Huizenga Jr. Trust           20,800

          Heidi Huizenga, as trustee
          for Timothy Huizenga Trust             20,800

          Dean L. Buntrock                    1,993,984

          Rosemarie Buntrock                    382,150

          Rosemarie Buntrock, as
          trustee for Buntrock
          Family Video Trust                    355,506